Exhibit 99.(a)(23)

SENTINEL GROUP FUNDS, INC.

ARTICLES SUPPLEMENTARY

SENTINEL GROUP FUNDS, INC., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940 (“Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (“SDAT”) that:

FIRST:  Pursuant to authority expressly vested in the Board of Directors of the Corporation (“Board of Directors”) by the charter (“Charter”), and pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors, at a meeting duly convened and held on March 8, 2012,  adopted resolutions reclassifying and designating:

1.               5,000,000 authorized but unissued Class A shares of Sentinel Mid Cap II Fund as Class A shares of Sentinel Conservative Strategies Fund, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of shares of such class of Common Stock, $.01 par value per share (the “Common Stock”), as set forth in the Charter.

2.               5,000,000 authorized but unissued Class C shares of Sentinel Mid Cap II Fund as Class C shares of Sentinel Conservative Strategies Fund, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of shares of such class of Common Stock as set forth in the Charter.

SECOND:  Pursuant to authority expressly vested in the Board of Directors by the Charter, and pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors, at a meeting duly convened and held on March 8, 2012,  adopted resolutions classifying and designating 80,000,000 authorized but unissued shares of Common Stock without further classification or designation as Class A shares of Sentinel Government Securities Fund, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of shares of such class of Common Stock as set forth in the Charter.

THIRD:  Immediately after these Articles Supplementary are accepted for record by the SDAT, the total number of authorized shares of Common Stock is 2,940,000,000, of which 300,000,000 are shares of Common Stock without further classification or designation and 2,640,000,000 are shares of Common Stock classified and designated as follows:

Number of Shares Allocated
Class A
Sentinel Balanced Fund	40,000,000
Sentinel Capital Growth Fund	40,000,000
Sentinel Common Stock Fund	75,000,000
Sentinel Conservative Strategies Fund	25,000,000
Sentinel Government Securities Fund	170,000,000
Sentinel Growth Leaders Fund	20,000,000
Sentinel International Equity Fund	20,000,000
Sentinel Mid Cap Fund	45,000,000
Sentinel Mid Cap II Fund	35,000,000
Sentinel Short Maturity Government Fund	200,000,000
Sentinel Small Company Fund	300,000,000
Sentinel Sustainable Core Opportunities Fund	40,000,000
Sentinel Sustainable Growth Opportunities Fund	40,000,000
Sentinel Total Return Bond Fund	40,000,000

Number of Shares Allocated
Class C
Sentinel Balanced Fund	10,000,000
Sentinel Capital Growth Fund	40,000,000
Sentinel Common Stock Fund	10,000,000
Sentinel Conservative Strategies Fund	15,000,000
Sentinel Government Securities Fund	20,000,000
Sentinel Growth Leaders Fund	20,000,000
Sentinel International Equity Fund	10,000,000
Sentinel Mid Cap Fund	30,000,000
Sentinel Mid Cap II Fund	35,000,000
Sentinel Small Company Fund	50,000,000
Sentinel Total Return Bond Fund	40,000,000

Number of Shares Allocated
Class I
Sentinel Balanced Fund	40,000,000
Sentinel Capital Growth Fund	40,000,000
Sentinel Common Stock Fund	40,000,000
Sentinel Conservative Strategies Fund	40,000,000
Sentinel Georgia Municipal Bond Fund	40,000,000
Sentinel Government Securities Fund	40,000,000
Sentinel Growth Leaders Fund	40,000,000
Sentinel International Equity Fund	40,000,000
Sentinel Mid Cap Fund	40,000,000
Sentinel Mid Cap II Fund	40,000,000
Sentinel Small Company Fund	250,000,000
Sentinel Sustainable Core Opportunities Fund	40,000,000
Sentinel Sustainable Growth Opportunities Fund	40,000,000
Sentinel Total Return Bond Fund	40,000,000

Number of Shares Allocated
Class S
Sentinel Short Maturity Government Fund	500,000,000

FOURTH:  The shares of Common Stock described in Articles FIRST and SECOND above have been reclassified and designated by the Board of Directors under the authority contained in the Charter.

FIFTH:  These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.  These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation.

SIXTH:  The undersigned Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary as of the 23rd day of March, 2012.

ATTEST:		SENTINEL GROUP FUNDS, INC.

By:	/s/ Lindsay Staples	By:	/s/ Thomas Malone
	Lindsay E. Staples		Thomas P. Malone
	Assistant Secretary		Vice President

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